From: "Keith Stemler" <keith.s@depgi.com>

Date: Feb 24, 2018 9:46 AM

Subject: Official resignation notice

To: "Jeff Mallmes (jeff.mallmes@gmail.com)" <jeff.mallmes@gmail.com>

Cc: "Daniel P. Kwochka" <d.kwochka@mckercher.ca>

Hi Jeff

After much consideration and thought on all past conversations, I must continue with my plans in departing Quantum /Dominion in the best interest of all parties.

I will return the following by mail:

2,000,000 unrestricted share certificates

RBC bank information, account card, and numbers

Best of Luck

Keith

RESIGNATION OF DIRECTOR/OFFICER

TO: Quantum Energy Inc. (the “Corporation”)

AND TO: The Shareholders thereof

I, Keith Stemler, the undersigned, hereby resign as a director and offer of the Corporation effective immediately.

Dated effective the 24 day of February, 2018.